Exhibit 10.32

AMENDMENT No. 1 to

SENSOR TECHNOLOGY LICENSE AGREEMENT

This Amendment No. 1 dated May 10, 2021 (“Amendment No. 1”) to the Sensor Technology License Agreement (the “Agreement”) is hereby entered into, by and between, TBT Group, Inc, a Delaware Corporation (“TBT” or the “Licensor”), and Vivakor, Inc., a Nevada corporation (“Vivakor” or the “Licensee”). The Licensor and the Licensee may each be referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Licensee believes it will need additional time to meet the Payment/Milestones requirement specified in Point 1 of Schedule 1 of the Agreement; and

WHEREAS, the Licensor has agreed to grant to Licensee an additional 60 days to make the required $225,000 payment specified in Point 1 of Schedule 1 of the Agreement;

NOW, Therefore, Licensor and Licensee agree, that for the payment of $15,000 on the date hereof and other good and value consideration:

1.	The last sentence of Point 1 of Schedule 1 of the Agreement is hereby modified by deleting the phrase “Within 120 days,” and replacing it with the phrase “Within 180 days,”.

2.	In all other respects, the Agreement, Schedule 1, and Exhibit A shall remain unchanged and in full force and effect.

3.	The amount due to TBT shall be reduced by the amount paid in this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment date specified above.

Licensor:	TBT Group, Inc

/s/ Daniel Declement
Daniel Declement
Its: CEO

Licensee:	Vivakor, Inc.,
a Nevada corporation

/s/ Matt Nicosia
By: Matt Nicosia
Its: CEO